Exhibit 23.3

CONSENT OF SRK CONSULTING (US), INC

The undersigned hereby states as follows:

Our firm assisted with the "NI 43-101 Technical Report, Capital Gold Corporation, El Chanate Gold Mine, Sonora, Mexico” (the "Technical Report") for Capital Gold Corporation (the "Company") dated  November 27, 2009, portions of which are summarized in this Annual Report on Form 10-K for the year ended July 31, 2010 (the "Form 10-K").  Our firm also assisted with the “National Instrument 43-101 Technical Report on Resources – Nayarit Gold Inc. – Orion Project, State of Nayarit, Mexico” dated December 29, 2009, and “National Instrument 43-101 Preliminary Economic Assessment – Nayarit Gold Inc. – Orion Project, Animas/Del Norte Zone, State of Nayarit, Mexico” dated February 5, 2010, portions of which are also summarized in this Annual Report on Form 10-K for the year ended July 31, 2010 (the "Form 10-K").

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-143957) on Form S-3, and the related prospectuses and any amendments and supplements thereto, and the Registration Statement (No. 333-141591) on Form S-8 of the Company of the summary information concerning the Technical Report and all information derived therefrom, including the reference to our firm included with such information as set forth in the Form 10-Q.

Date: October 14, 2010	SRK CONSULTING (U.S.), INC.

/s/ Bret Swanson
Name: Bret Swanson, MAusIMM
Title: Senior Mining Engineer